EXHIBIT 16



April 14, 2000


Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4 included in the attached Form 8-K dated April 10, 2000 of AmericasBank Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP



Copies to:        Richard Hunt, President
                  AmericasBank

                  Kenneth Pezzulla, Esquire,
                  Chairman of the Board
                  AmericasBank Corp.